Exhibit 99.1

For Immediate Release

Contact:	Ken Bond	Deborah Hellinger
	Oracle Investor Relations	Oracle Corporate Communications
	1.650.607.0349	1.212.508.7935
	ken.bond@oracle.com	deborah.hellinger@oracle.com

Oracle Announces Fiscal 2022 First Quarter Financial Results

•	GAAP EPS up 19% to $0.86, Non-GAAP EPS up 11% to $1.03
•	Fusion ERP cloud revenue up 32%, NetSuite ERP cloud revenue up 28%
•	IaaS plus SaaS cloud revenue totaled $2.5 billion or 25% of quarterly revenue

AUSTIN, Texas, September 13, 2021 -- Oracle Corporation (NYSE: ORCL) today announced fiscal 2022 Q1 results. Total quarterly revenues were up 4% year-over-year to $9.7 billion. Cloud services and license support revenues were up 6% to $7.4 billion. Cloud license and on-premise license revenues were down 8% to $813 million.

Q1 GAAP operating income was up 7% to $3.4 billion, and GAAP operating margin was 35%. Non-GAAP operating income was up 4% to $4.3 billion, and Non-GAAP operating margin was 45%. GAAP net income was up 9% to $2.5 billion, and GAAP earnings per share was up 19% to $0.86. Non-GAAP net income was up 2% to $2.9 billion, and Non-GAAP earnings per share was up 11% to $1.03.

Short-term deferred revenues were $10 billion. Operating cash flow was up 17% to $15.3 billion during the trailing twelve months.

“Q1 results were excellent as constant currency revenue beat guidance by $100 million with all revenue segments exceeding forecast, and Non-GAAP earnings per share beating guidance by $0.08,” said Oracle CEO, Safra Catz. “Oracle’s two new cloud businesses, IaaS and SaaS, are now over 25% of our total revenue with an annual run rate of $10 billion. Taken together, IaaS and SaaS are Oracle’s fastest growing and highest margin new businesses. As these two cloud businesses continue to grow they will help expand our overall profit margins and push earnings per share higher.”

“Last week, Cloud Wars published an article entitled ‘Oracle Leapfrogs Google in Major Cloud Ranking’ summarizing an upcoming Gartner Report that reviews the leading cloud infrastructure companies,” said Oracle Chairman and CTO, Larry Ellison. “Please read the article and the Gartner Report for all the essential details. Oracle is delivering some truly innovative infrastructure services. Last quarter, we released the next generation of the world’s most popular open source database, MySQL, which now includes the HeatWave in-memory query accelerator, and the AutoPilot management tools. Many customers measured our new MySQL cloud service to be much much faster, less expensive, and easier to use than SnowFlake, Aurora, RedShift and other commonly used cloud databases. In response to requests from some of those customers, we decided to make MySQL HeatWave available on other clouds in addition to the Oracle Cloud.”

The board of directors declared a quarterly cash dividend of $0.32 per share of outstanding common stock. This dividend will be paid to stockholders of record as of the close of business on October 12, 2021, with a payment date of October 26, 2021.

•	A sample list of customers which purchased Oracle Cloud services during the quarter will be available at www.oracle.com/customers/earnings/.
•	A list of recent technical innovations and announcements is available at www.oracle.com/news/.
•	To learn what industry analysts have been saying about Oracle’s products and services see www.oracle.com/corporate/analyst-reports.html.

Earnings Conference Call and Webcast

Oracle will hold a conference call and webcast today to discuss these results at 4:00 p.m. Central. A live and replay webcast will be available on the Oracle Investor Relations website at www.oracle.com/investor/.

About Oracle

Oracle offers integrated suites of applications plus secure, autonomous infrastructure in the Oracle Cloud. For more information about Oracle (NYSE: ORCL), please visit us at www.oracle.com.

# # #

Trademarks

Oracle, Java, and MySQL are registered trademarks of Oracle Corporation.

"Safe Harbor" Statement: Statements in this press release relating to Oracle's future plans, expectations, beliefs, intentions and prospects, including statements regarding growth in our cloud businesses, profit margins and EPS, are "forward-looking statements" and are subject to material risks and uncertainties. Many factors could affect our current expectations and our actual results, and could cause actual results to differ materially. We presently consider the following to be among the important factors that could cause actual results to differ materially from expectations: (1) The COVID-19 pandemic has affected how we and our customers are operating our respective businesses, and the duration and extent to which this will impact our future results of operations remains uncertain. (2) Our success depends upon our ability to develop new products and services, integrate acquired products and services and enhance our existing products and services. (3) Our cloud strategy, including our Oracle Cloud Software-as-a-Service and Infrastructure-as-a-Service offerings, may adversely affect our revenues and profitability. (4) We might experience significant coding, manufacturing or configuration errors in our cloud, license and hardware offerings. (5) If our security measures for our products and services are compromised and as a result, our data, our customers' data or our IT systems are accessed improperly, made unavailable, or improperly modified, our products and services may be perceived as vulnerable, our brand and reputation could be damaged, the IT services we provide to our customers could be disrupted, and customers may stop using our products and services, any of which could reduce our revenue and earnings, increase our expenses and expose us to legal claims and regulatory actions. (6) Our business practices with respect to data could give rise to operational interruption, liabilities or reputational harm as a result of governmental regulation, legal requirements or industry standards relating to privacy and data protection. (7) Economic, political and market conditions can adversely affect our business, results of operations and financial condition, including our revenue growth and profitability, which in turn could adversely affect our stock price. (8) If we are unable to compete effectively, the results of operations and prospects for our business could be harmed. (9) Our international sales and operations subject us to additional risks that can adversely affect our operating results. (10) We are susceptible to third-party manufacturing and logistics delays, which could result in the loss of sales and customers. A detailed discussion of these factors and other risks that affect our business is contained in our SEC filings, including our most recent reports on Form 10-K and Form 10-Q, particularly under the heading "Risk Factors." Copies of these filings are available online from the SEC or by contacting Oracle Corporation's Investor Relations Department at (650) 506-4073 or by clicking on SEC Filings on Oracle’s Investor Relations website at www.oracle.com/investor/. All information set forth in this press release is current as of September 13, 2021. Oracle undertakes no duty to update any statement in light of new information or future events.

ORACLE CORPORATION

Q1 FISCAL 2022 FINANCIAL RESULTS

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

($ in millions, except per share data)

	Three Months Ended August 31,				% Increase	% Increase (Decrease)
	2021	% of Revenues	2020	% of Revenues	(Decrease) in US $	in Constant Currency (1)
REVENUES
Cloud services and license support	$7,371	76%	$6,947	74%	6%	5%
Cloud license and on-premise license	813	8%	886	9%	(8%)	(9%)
Hardware	763	8%	814	9%	(6%)	(7%)
Services	781	8%	720	8%	8%	7%
Total revenues	9,728	100%	9,367	100%	4%	2%
OPERATING EXPENSES
Cloud services and license support	1,214	13%	1,011	11%	20%	19%
Hardware	245	2%	246	2%	(1%)	(2%)
Services	644	7%	623	7%	3%	2%
Sales and marketing	1,854	19%	1,854	20%	0%	(1%)
Research and development	1,684	18%	1,589	17%	6%	5%
General and administrative	298	3%	295	3%	1%	0%
Amortization of intangible assets	303	3%	345	4%	(12%)	(12%)
Acquisition related and other	21	0%	19	0%	4%	4%
Restructuring	38	0%	174	2%	(78%)	(78%)
Total operating expenses	6,301	65%	6,156	66%	2%	1%
OPERATING INCOME	3,427	35%	3,211	34%	7%	5%
Interest expense	(705)	(7%)	(614)	(6%)	15%	15%
Non-operating expenses, net	(41)	(1%)	(2)	0%	*	*
INCOME BEFORE PROVISION FOR INCOME TAXES	2,681	27%	2,595	28%	3%	1%
Provision for income taxes	224	2%	344	4%	(35%)	(36%)
NET INCOME	$2,457	25%	$2,251	24%	9%	7%
EARNINGS PER SHARE:
Basic	$0.89		$0.74
Diluted	$0.86		$0.72
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	2,769		3,041
Diluted	2,861		3,107

(1)

We compare the percent change in the results from one period to another period using constant currency disclosure. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rates in effect on May 31, 2021, which was the last day of our prior fiscal year, rather than the actual exchange rates in effect during the respective periods. Movements in international currencies relative to the United States dollar during the three months ended August 31, 2021 compared with the corresponding prior year period increased our revenues by 2 percentage points, operating expenses by 1 percentage point and operating income by 2 percentage points.

*	Not meaningful

ORACLE CORPORATION

Q1 FISCAL 2022 FINANCIAL RESULTS

RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES (1)

($ in millions, except per share data)

	Three Months Ended August 31,						% Increase (Decrease) in US $		% Increase (Decrease) in Constant Currency (2)
	2021 GAAP	Adj.	2021 Non-GAAP	2020 GAAP	Adj.	2020 Non-GAAP	GAAP	Non-GAAP	GAAP	Non-GAAP
TOTAL REVENUES	$9,728	$—	$9,728	$9,367	$1	$9,368	4%	4%	2%	2%
Cloud services and license support	7,371	—	7,371	6,947	1	6,948	6%	6%	5%	5%
TOTAL OPERATING EXPENSES	$6,301	$(907)	$5,394	$6,156	$(966)	$5,190	2%	4%	1%	3%
Stock-based compensation (3)	545	(545)	—	428	(428)	—	28%	*	28%	*
Amortization of intangible assets (4)	303	(303)	—	345	(345)	—	(12%)	*	(12%)	*
Acquisition related and other	21	(21)	—	19	(19)	—	4%	*	4%	*
Restructuring	38	(38)	—	174	(174)	—	(78%)	*	(78%)	*
OPERATING INCOME	$3,427	$907	$4,334	$3,211	$967	$4,178	7%	4%	5%	2%
OPERATING MARGIN %	35%		45%	34%		45%	95 bp.	(5) bp.	74 bp.	(18) bp.
INCOME TAX EFFECTS (5)	$224	$420	$644	$344	$336	$680	(35%)	(5%)	(36%)	(7%)
NET INCOME	$2,457	$487	$2,944	$2,251	$631	$2,882	9%	2%	7%	0%
DILUTED EARNINGS PER SHARE	$0.86		$1.03	$0.72		$0.93	19%	11%	16%	9%
DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	2,861	—	2,861	3,107	—	3,107	(8%)	(8%)	(8%)	(8%)

(1)

This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, please see Appendix A.

(2)

We compare the percent change in the results from one period to another period using constant currency disclosure. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rates in effect on May 31, 2021, which was the last day of our prior fiscal year, rather than the actual exchange rates in effect during the respective periods.

(3)	Stock-based compensation was included in the following GAAP operating expense categories:

	Three Months Ended August 31, 2021			Three Months Ended August 31, 2020
	GAAP	Adj.	Non-GAAP	GAAP	Adj.	Non-GAAP
Cloud services and license support	$40	$(40)	$—	$30	$(30)	$—
Hardware	3	(3)	—	3	(3)	—
Services	14	(14)	—	12	(12)	—
Sales and marketing	95	(95)	—	71	(71)	—
Research and development	344	(344)	—	276	(276)	—
General and administrative	49	(49)	—	36	(36)	—
Total stock-based compensation	$545	$(545)	$—	$428	$(428)	$—

(4)	Estimated future annual amortization expense related to intangible assets as of August 31, 2021 was as follows:

Remainder of fiscal 2022	$834
Fiscal 2023	716
Fiscal 2024	473
Fiscal 2025	124
Fiscal 2026	24
Fiscal 2027	6
Thereafter	4
Total intangible assets, net	$2,181

(5)

Income tax effects were calculated reflecting an effective GAAP tax rate of 8.4% and 13.3% in the first quarter of fiscal 2022 and 2021, respectively, and an effective non-GAAP tax rate of 18.0% and 19.1% in the first quarter of fiscal 2022 and 2021, respectively. The difference in our GAAP and non-GAAP tax rates in each of the first quarter of fiscal 2022 and 2021 was primarily due to the net tax effects on stock-based compensation expense and acquisition related items, including the tax effects of amortization of intangible assets, partially offset by the net deferred tax effects related to an income tax benefit that was previously recorded due to the partial realignment of our legal entity structure.

*	Not meaningful

ORACLE CORPORATION

Q1 FISCAL 2022 FINANCIAL RESULTS

CONDENSED CONSOLIDATED BALANCE SHEETS

($ in millions)

	August 31, 2021	May 31, 2021
ASSETS
Current Assets:
Cash and cash equivalents	$23,059	$30,098
Marketable securities	16,251	16,456
Trade receivables, net	4,482	5,409
Prepaid expenses and other current assets	3,325	3,604
Total Current Assets	47,117	55,567
Non-Current Assets:
Property, plant and equipment, net	7,610	7,049
Intangible assets, net	2,181	2,430
Goodwill, net	43,862	43,935
Deferred tax assets	13,391	13,636
Other non-current assets	8,763	8,490
Total Non-Current Assets	75,807	75,540
TOTAL ASSETS	$122,924	$131,107
LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY
Current Liabilities:
Notes payable, current	$6,748	$8,250
Accounts payable	749	745
Accrued compensation and related benefits	1,470	2,017
Deferred revenues	10,011	8,775
Other current liabilities	4,093	4,377
Total Current Liabilities	23,071	24,164
Non-Current Liabilities:
Notes payable and other borrowings, non-current	75,970	75,995
Income taxes payable	12,315	12,345
Deferred tax liabilities	7,648	7,864
Other non-current liabilities	5,050	4,787
Total Non-Current Liabilities	100,983	100,991
Stockholders’ (Deficit) Equity	(1,130)	5,952
TOTAL LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY	$122,924	$131,107

ORACLE CORPORATION

Q1 FISCAL 2022 FINANCIAL RESULTS

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

($ in millions)

	Three Months Ended August 31,
	2021	2020
Cash Flows From Operating Activities:
Net income	$2,457	$2,251
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	454	356
Amortization of intangible assets	303	345
Deferred income taxes	(15)	173
Stock-based compensation	545	428
Other, net	(27)	78
Changes in operating assets and liabilities, net of effects from acquisitions:
Decrease in trade receivables, net	852	1,077
Decrease in prepaid expenses and other assets	270	380
Decrease in accounts payable and other liabilities	(713)	(294)
Decrease in income taxes payable	(221)	(586)
Increase in deferred revenues	1,486	1,745
Net cash provided by operating activities	5,391	5,953
Cash Flows From Investing Activities:
Purchases of marketable securities and other investments	(7,671)	(10,678)
Proceeds from sales and maturities of marketable securities and other investments	8,002	1,459
Acquisitions, net of cash acquired	(50)	—
Capital expenditures	(1,062)	(436)
Net cash used for investing activities	(781)	(9,655)
Cash Flows From Financing Activities:
Payments for repurchases of common stock	(7,995)	(4,945)
Proceeds from issuances of common stock	148	567
Shares repurchased for tax withholdings upon vesting of restricted stock-based awards	(820)	(478)
Payments of dividends to stockholders	(887)	(730)
Repayments of borrowings	(1,500)	(1,000)
Other, net	(414)	93
Net cash used for financing activities	(11,468)	(6,493)
Effect of exchange rate changes on cash and cash equivalents	(181)	232
Net decrease in cash and cash equivalents	(7,039)	(9,963)
Cash and cash equivalents at beginning of period	30,098	37,239
Cash and cash equivalents at end of period	$23,059	$27,276

ORACLE CORPORATION

Q1 FISCAL 2022 FINANCIAL RESULTS

FREE CASH FLOW - TRAILING 4-QUARTERS (1)

($ in millions)

	Fiscal 2021				Fiscal 2022
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4

GAAP Operating Cash Flow	$13,092	$13,967	$14,659	$15,887	$15,325

Capital Expenditures	(1,614)	(1,833)	(1,851)	(2,135)	(2,761)

Free Cash Flow	$11,478	$12,134	$12,808	$13,752	$12,564

% Growth over prior year	(6%)	(1%)	3%	19%	9%

GAAP Net Income	$10,249	$10,380	$12,830	$13,746	$13,952

Free Cash Flow as a % of Net Income	112%	117%	100%	100%	90%

(1)

To supplement our statements of cash flows presented on a GAAP basis, we use non-GAAP measures of cash flows on a trailing 4-quarter basis to analyze cash flow generated from operations. We believe free cash flow is also useful as one of the bases for comparing our performance with our competitors. The presentation of non-GAAP free cash flow is not meant to be considered in isolation or as an alternative to net income as an indicator of our performance, or as an alternative to cash flows from operating activities as a measure of liquidity.

ORACLE CORPORATION

Q1 FISCAL 2022 FINANCIAL RESULTS

SUPPLEMENTAL ANALYSIS OF GAAP REVENUES (1)

($ in millions)

	Fiscal 2021					Fiscal 2022
	Q1	Q2	Q3	Q4	TOTAL	Q1	Q2	Q3	Q4	TOTAL
REVENUES BY OFFERINGS
Cloud services and license support	$6,947	$7,112	$7,252	$7,389	$28,700	$7,371				$7,371
Cloud license and on-premise license	886	1,092	1,276	2,144	5,399	813				813
Hardware	814	844	820	882	3,359	763				763
Services	720	752	737	812	3,021	781				781
Total revenues	$9,367	$9,800	$10,085	$11,227	$40,479	$9,728				$9,728
AS REPORTED REVENUE GROWTH RATES
Cloud services and license support	2%	4%	5%	8%	5%	6%				6%
Cloud license and on-premise license	9%	(3%)	4%	9%	5%	(8%)				(8%)
Hardware	0%	(3%)	(4%)	(2%)	(2%)	(6%)				(6%)
Services	(8%)	(7%)	(5%)	11%	(3%)	8%				8%
Total revenues	2%	2%	3%	8%	4%	4%				4%
CONSTANT CURRENCY REVENUE GROWTH RATES (2)
Cloud services and license support	2%	4%	2%	4%	3%	5%				5%
Cloud license and on-premise license	8%	(5%)	0%	5%	2%	(9%)				(9%)
Hardware	0%	(3%)	(6%)	(6%)	(4%)	(7%)				(7%)
Services	(8%)	(8%)	(8%)	6%	(5%)	7%				7%
Total revenues	2%	1%	0%	4%	2%	2%				2%
CLOUD SERVICES AND LICENSE SUPPORT REVENUES BY ECOSYSTEM
Applications cloud services and license support	$2,816	$2,901	$2,952	$3,043	$11,712	$3,041				$3,041
Infrastructure cloud services and license support	4,131	4,211	4,300	4,346	16,988	4,330				4,330
Total cloud services and license support revenues	$6,947	$7,112	$7,252	$7,389	$28,700	$7,371				$7,371
AS REPORTED REVENUE GROWTH RATES
Applications cloud services and license support	4%	5%	5%	11%	6%	8%				8%
Infrastructure cloud services and license support	1%	4%	4%	6%	4%	5%				5%
Total cloud services and license support revenues	2%	4%	5%	8%	5%	6%				6%
CONSTANT CURRENCY REVENUE GROWTH RATES (2)
Applications cloud services and license support	4%	5%	3%	7%	5%	7%				7%
Infrastructure cloud services and license support	1%	3%	2%	2%	2%	3%				3%
Total cloud services and license support revenues	2%	4%	2%	4%	3%	5%				5%
GEOGRAPHIC REVENUES
Americas	$5,068	$5,259	$5,424	$6,076	$21,828	$5,321				$5,321
Europe/Middle East/Africa	2,738	2,852	2,981	3,324	11,894	2,784				2,784
Asia Pacific	1,561	1,689	1,680	1,827	6,757	1,623				1,623
Total revenues	$9,367	$9,800	$10,085	$11,227	$40,479	$9,728				$9,728

(1)	The sum of the quarterly information presented may vary from the year-to-date information presented due to rounding.
(2)

We compare the percent change in the results from one period to another period using constant currency disclosure. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rates in effect on May 31, 2021 and 2020 for the fiscal 2022 and fiscal 2021 constant currency growth rate calculations presented, respectively, rather than the actual exchange rates in effect during the respective periods.

APPENDIX A

ORACLE CORPORATION

Q1 FISCAL 2022 FINANCIAL RESULTS

EXPLANATION OF NON-GAAP MEASURES

To supplement our financial results presented on a GAAP basis, we use the non-GAAP measures indicated in the tables, which exclude certain business combination accounting entries and expenses related to acquisitions, as well as other significant expenses including stock-based compensation, that we believe are helpful in understanding our past financial performance and our future results. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. Compensation of our executives is based in part on the performance of our business based on these non-GAAP measures. Our non-GAAP financial measures reflect adjustments based on the following items, as well as the related income tax effects:

• Cloud services and license support revenues: Business combination accounting rules require us to account for the fair values of cloud services and license support contracts assumed in connection with our acquisitions. The non-GAAP adjustments to our cloud services and license support revenues are intended to include, and thus reflect, the full amount of such revenues. We believe the adjustments to these revenues are useful to investors as a measure of the ongoing performance of our business as we generally expect to experience high renewal rates for these contracts at their stated values during the post combination periods.

• Stock-based compensation expenses: We have excluded the effect of stock-based compensation expenses from our non-GAAP operating expenses and net income measures. Although stock-based compensation is a key incentive offered to our employees, and we believe such compensation contributed to the revenues earned during the periods presented and also believe it will contribute to the generation of future period revenues, we continue to evaluate our business performance excluding stock-based compensation expenses. Stock-based compensation expenses will recur in future periods.

• Amortization of intangible assets: We have excluded the effect of amortization of intangible assets from our non-GAAP operating expenses and net income measures. Amortization of intangible assets is inconsistent in amount and frequency and is significantly affected by the timing and size of our acquisitions. Investors should note that the use of intangible assets contributed to our revenues earned during the periods presented and will contribute to our future period revenues as well. Amortization of intangible assets will recur in future periods.

• Acquisition related and other expenses; and restructuring expenses: We have excluded the effect of acquisition related and other expenses and the effect of restructuring expenses from our non-GAAP operating expenses and net income measures. We incurred expenses in connection with our acquisitions and also incurred certain other operating expenses or income, which we generally would not have otherwise incurred in the periods presented as a part of our continuing operations. Acquisition related and other expenses primarily consist of personnel related costs for transitional and certain other employees, certain business combination adjustments including adjustments after the measurement period has ended and certain other operating items, net. Restructuring expenses consist of employee severance and other exit costs. We believe it is useful for investors to understand the effects of these items on our total operating expenses. Although acquisition related and other expenses and restructuring expenses generally diminish over time with respect to past acquisitions and/or strategic initiatives, we generally will incur these expenses in connection with any future acquisitions and/or strategic initiatives.